Exhibit 10.7

Exclusive Asset Subscription Agreement

This Exclusive Asset Subscription Agreement (“this Agreement”) is made and entered into by and between the parties on July 25, 2017.

Party A: Zhixiang Technology (Shanghai) Co., Ltd.

Address: A074, Room 126, Block (A), Building 1, No. 492, Anhua Road, Changning District, Shanghai

Party B: Shanghai Zhixiang Technology Co., Ltd.

Address: Room 212-27, F/2, Building 2, No. 38, Debao Road, (Shanghai) Pilot Free Trade Zone, China

Party A and Party B are hereinafter individually called as “Party”, and collectively called as “Parties”.

Now therefore, upon agreement through negotiation, the parties reach the following agreement:

Article 1 Transfer of Subject Assets

1.1 Grant of rights

Party B hereby irrevocably grants Party A certain irrevocable exclusive right (“Subject Assets Call Option”) to, to the extent permitted by the laws of China, at any time purchase from Party B or designate one or several individuals (“Designee”) to purchase from Party B all intellectual property rights and all other assets (hereinafter referred to as “Subject Assets”) owned by Party B at present or in the future according to the steps of exercise determined by Party A at its sole discretion and as per the price described in Article 1.3. Except for Party A and the Designee, neither third individual is entitled to the Subject Asset Call Option. Individual mentioned in this article and this Agreement refers to the individual, company, joint venture, partnership, enterprise, trust or unincorporated organization.

1.2 Steps of exercise

Exercise by Party A of its Subject Asset Call Option shall be in compliance with the laws and regulations of China. Party A shall give a written notice (“Subject Assets Purchase Notice”) to Party B when it intends to exercise the Subject Assets Call Option, specifying (a) decisions made by Party A on the exercise of Subject Asset Call Option; (b) subject assets (“Subject Assets Purchased”) to be purchased by Party A from Party B; and (c) date of purchase or transfer of the subject assets.

1.3 Subject assets transfer price

In compliance with the applicable laws, the transfer price of Subject Assets Purchased should be the lowest price permitted by the laws of China when the Subject Assets Purchased are transferred. The parties agree that the subject assets transfer price hereunder may offset the payment payable by Party B to Party A.

1.4 Transfer of Subject Assets Purchased

While Party A is exercising the Subject Assets Call Option each time,

(1)    Upon request of Party A, Party B should promptly hold the shareholders’ meeting at which resolutions on transfer by Party B of the Subject Assets to Party A and/or the Designee should be passed;

(2)    Party B should conclude the Subject Assets Transfer Agreement (“Subject Assets Transfer Agreement”) with Party A (or the Designee, if applicable) in accordance with this Agreement and the subject assets purchase notice.

Article 2 Party B’s Commitments

(1)    Without prior written consent of Party A, Party B is not allowed to, upon execution hereof, at any time sell, transfer, mortgage, permit others to use or otherwise dispose any Subject Assets in its possession;

(2)    Party B shall cause its Board of Shareholders not to approve to, without prior written consent of Party A, sell, transfer, mortgage, permit others to use or otherwise dispose any Subject Assets in its possession;

(3)    Party B shall forthwith notify Party A or any litigation, arbitration or administrative proceedings that have undergone or are likely to undergo in connection with the Subject Assets;

(4)    Upon request of Party A, Party B shall cause its Board of Shareholders to vote for the transfer of Subject Assets Purchased as specified herein;

(5)    In order to maintain its ownership of the Subject Assets, it shall execute all necessary or appropriate documents, take all necessary or appropriate action, make all necessary or appropriate accusation or implement necessary and appropriate defense against the claims;

(6)    Upon request of Party A at any time, Party B should unconditionally and immediately transfer its Subject Assets at any time to Party A or the Designee;

(7)    Party B should strictly comply with this Agreement and other contracts between the parties, perform the obligations under such contract and may not have any act or omission sufficiently affecting the validity and enforceability of such contract.

Article 3 Representations and Warranties

3.1 Representations and warranties by Party A

O the date of execution of this Agreement, and on the date of transfer, Party A hereby makes the following representations and warranties to Party B:

(1)   Party A is a company legally registered and validly existing under the laws of China;

(2)   Party A executes and performs this Agreement in its corporate capacity and within its business scope, has taken necessary corporate action for appropriate authorization and obtain the consent and approval of the third party and government department, without any violation of the laws and contract restrictions having a binding on or affecting Party A;

(3)   Once executed, this Agreement constitutes Party A’s legal, valid and binding obligation, as enforced by Party A.

3.2 Representations and warranties by Party B

On the date of execution hereof, and on each date of transfer, Party B hereby represents and warrants to Party A as follows:

(1) Party B is entitled to sole and exclusive ownership of the Subject Assets and its use of such Subject Assets will not infringe upon any third individual rights and interests. In addition, there is no litigation or other dispute concerning such Subject Assets;

(2) Party B executes and performs this Agreement within the scope of its authority and business, has taken necessary corporate action for appropriate authorization and obtained the consent and approval of the third party or the government department, without any violation of the laws and contract restrictions having a binding on or affecting Party B;

(3) Once executed, this Agreement constitutes Party B’s legal, valid and binding obligation, as enforced by Party B;

(4) It has the authority and capacity to execute and deliver this Agreement and any subject asset transfer contract to which it is one party as concluded by it under this Agreement with respect to each transfer of the Subject Assets Purchased and to perform its obligations under this Agreement and any subject assets transfer contract. Once executed, this Agreement and the subject asset transfer contract to which it is one party shall constitute its legal, valid and binding obligation, as enforced in accordance therewith;

(5) No execution and delivery of this Agreement or any subject asset transfer contract or no obligation under this Agreement or any subject asset transfer contract will (i) result in any violation of any applicable laws of China; (ii) not contradict against its Articles of Association or other organization documents; (iii) result in any violation or breach of any contract or instrument to which it acts one party or is subject; (iv) result in any violation of any condition for grant and/or continuous validity of any license or permit granted to it; or (v) result in suspension or cancellation of or establishment of additional conditions upon any license or permit granted to it.

Article 4 Effective Date and Term

This Agreement becomes effective after it has been signed by the parties and is valid for ten (10) years. Party A has the right to renew this Agreement.

Article 5 Applicable Laws and Dispute Resolution

5.1 Applicable laws

Execution, effectiveness, interpretation, performance, modification and termination of this Agreement and resolution of the dispute under this Agreement are applicable to the laws of China.

5.2 Dispute resolution

Any dispute arising from the interpretation and performance of this Agreement shall be first resolved by the parties through friendly negotiation. If, within thirty (30) days after each party makes a request to other parties for dispute resolution through negotiation, no agreement is reached with respect to such dispute, each party may submit to CIETAC for arbitration in accordance with its then arbitration rules in effect. The arbitration is conducted in Beijing. The arbitration award is final and has a binding on each party.

Article 6 Notice

Unless a written notice of change of the following address has been given, notice under this Agreement shall be delivered to the following address through hand delivery, fax or registered mail. It is deemed that notice has been delivered on the following date: on the date of receipt specified in the receipt, if sent by registered mail; on the sending date, if sent by hand delivery or fax. In case of sending by fax, the original should be immediately sent to the following address by registered mail or hand delivery after sending.

Party A:

Address: Room 6006, F/6, Xingyoucheng, No. 580, Tianyaoqiao Road, Xuhui District, Shanghai

Consignee: Guangyuan Cai

Tel.: *********

Party B:

Address: Room 6006, F/6, Xingyoucheng, No. 580, Tianyaoqiao Road, Xuhui District, Shanghai

Consignee: Guangyuan Cai

Tel.: *********

Article 7 Confidential Obligation

Each party confirms that any oral or written information it has exchanged for the purpose of this Agreement is considered as confidential information. Each party is obliged to keep confidential such information. Without prior written consent of the other parties, neither party may disclose any information to any third party, except for the followings: (a) which has been or will be known to the public (but not arising from disclosure by the party receiving such information to the public); (b) which should be disclosed as required by the applicable laws or the rules or regulations of any securities exchange; or (c) which is disclosed by any party to its legal or financial advisor with respect to the transaction contemplated hereunder, provided that such legal or financial advisor is also bound by the confidential obligation that is similar to this article. Disclosure by the officer or institution employed by each party of any confidential information is considered as done by such party, and such party shall undertake the liability for breach of this Agreement. This article remains valid, regardless of termination of this Agreement for any reason.

Article 8 Further Assurance

Each party agrees to execute the documents reasonably required or beneficial to such party for the purpose of the provision and purpose of this Agreement as soon as possible and take further action reasonably required or beneficial to such party for the purpose of the provision and purpose of this Agreement as soon as possible.

Article 9 Miscellaneous

9.1 Revision, modification and amendment

Any revision, modification and amendment to this Agreement shall be invalid, unless made by the parties in writing.

9.2 Compliance with laws and regulations

Each party shall comply with and ensure that its business is fully in compliance with the laws and regulations formally released by China and available to the public.

9.3 Entire contract

Except for the written revision, amendment or modification made upon execution of this Agreement, this Agreement constitutes the entire contract by the parties with respect to the subject matter thereof and supersedes any oral and written negotiation, representation and contract with respect to the subject matter thereof.

9.4 Headings

Headings herein are inserted only for the convenience of reading and shall not be used to interpret, explain or otherwise affect the meaning hereunder.

9.5 Language

This Agreement is written in Chinese and made into duplicate.

9.6 Severability

Where one or several of the provisions hereof are held invalid, illegal or unenforceable in any aspect under any laws or regulations, the validity, legitimacy or enforceability of the remaining provisions hereof shall not be affected or prejudiced in any aspect. Each party shall sincerely negotiate with each other to, to the maximum extent permitted by the laws and expected by the parties, replace such invalid, illegal or unenforceable provision by valid provision with economic effects that are similar to such invalid, illegal or unenforceable provisions as possible.

9.7 Successor

This Agreement has a binding on and is beneficial to the successor and assign of each party.

9.8 Survival

(a) Any obligation incurred or expired arising from this Agreement prior to the expiration or early termination of this Agreement shall survive the expiration or early termination of this Agreement.

(b) Article 5, 7, 8 and this Article 9.8 shall survive the termination of this Agreement.

9.9 Waiver

Each party may waive the terms and conditions contained herein, however, such waiver shall be made in writing and signed by each party. No waiver by each party of the breach of contract made by other parties under certain occasion is not considered as waiver by such party of the similar breach of contract under other occasions.

In witness whereof, the parties have already executed this Agreement on the date first mentioned above.

[Signature page to follow]

(This page has no texts but is the signature page of the Exclusive Asset Subscription Agreement)

Party A: Zhixiang Technology (Shanghai) Co., Ltd. (seal)

Legal representative:	/s/ Guangyuan Cai

Party B: Shanghai Zhixiang Technology Co., Ltd. (seal)

Legal representative:	/s/ Guangyuan Cai